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                                        Exhibit B2

GRANITE STATE ENERGY, INC.
Statement of Income and Accumulated Deficit
For the Twelve Months ended September 30, 1996
(Unaudited, Subject to Adjustment)



INCOME

  Operating Revenue                                      $149,582
                                                          -------


EXPENSE
     Purchased Electric Energy                            157,623
  Other Operating Expenses                                145,228
  Federal Income Tax                                               (53,644)
                                                        ---------
                                                          249,207
                                                        ---------
Net Income/(Loss)                                        (99,625)

Retained Earnings at beginning of period                             0
                                                        ---------

Accumulated Deficit at end of period                    ($99,625)
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